 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	May 16, 2012
(Date of earliest event reported)

First Ottawa Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2012, First Ottawa Bancshares, Inc. (the “Company”) held its annual meeting of stockholders in Ottawa, Illinois. Of the 645,988 shares of common stock issued and outstanding as of the record date for the meeting, 395,794 shares were represented at the meeting in person or by proxy, constituting approximately 61% of the outstanding shares. At the meeting, the stockholders elected the three Class I director nominees presented to serve until the regular annual meeting of stockholders in 2015 or until their successors are elected and have qualified. No other matters were voted on at the meeting.

The final results of the stockholders’ vote on the election of the three Class I directors at the annual meeting are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bradley J. Armstrong	377,135	18,659	—
Donald J. Harris	378,099	17,695	—
Brian P. Zabel	377,501	18,293	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2012	FIRST OTTAWA BANCSHARES, INC.

	By:	/s/Joachim J. Brown
	Name:	Joachim J. Brown
	Title:	President and Chief Executive Officer